UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2013

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.) Delaware (Prologis, L.P.)	001-13545 (Prologis, Inc.) 001-14245 (Prologis, L.P.)	94-3281941 (Prologis, Inc.) 94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 1.01	Entry into Material Definitive Agreement and

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2013, Prologis, Inc., a Maryland corporation (“Prologis”), Prologis, L.P., a Delaware limited partnership (the “Operating Partnership”), and various affiliates of the Operating Partnership entered into a Global Senior Credit Agreement (the “Global Facility”) with various lenders and Bank of America, N.A., as Administrative Agent. Pursuant to the Credit Agreement, the Operating Partnership and various affiliates thereof (collectively the “Borrowers”) may obtain loans and/or procure the issuance of letters of credit in various currencies on a revolving basis in an aggregate amount not exceeding approximately $2,000,000,000 (subject to increase to not more than approximately $3,000,000,000 pursuant to the accordion feature included in the Global Facility). The initial borrowings under the Global Facility occurred on July 11, 2013.

The Global Facility is scheduled to mature on July 11, 2017, but the Operating Partnership may, at its option and subject to the satisfaction of certain conditions and payment of an extension fee, extend the maturity date of the Global Facility for six months on two occasions (to January 11, 2018 and July 11, 2018, respectively). Pricing under the Global Facility, including the spread over LIBOR and the rates applicable to facility fees and letter of credit fees, varies based upon the public debt ratings of the Operating Partnership as in effect from time to time. The Global Facility contains customary representations, covenants (including certain financial tests applicable to Prologis) and defaults (including a cross-acceleration to other recourse indebtedness of more than $50,000,000). Prologis has unconditionally guaranteed all obligations of each borrower under the Global Facility, and the Operating Partnership has unconditionally guaranteed all obligations of each other borrower under the Global Facility.

The Global Facility has been included herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.	Termination of Material Definitive Agreement.

On July 11, 2013, the Operating Partnership and its subsidiaries repaid all outstanding obligations under the Global Senior Credit Agreement dated as of June 3, 2011 among Prologis, the Operating Partnership, certain other parties, and Bank of America, N.A., as administrative agent, and such agreement was terminated.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Global Senior Credit Agreement dated as of July 11, 2013 among Prologis, Inc., Prologis, L.P., various affiliates of Prologis, L.P., various lenders and agents, and Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013

PROLOGIS, INC.

By:	/s/ Edward S. Nekritz
Name:	Edward S. Nekritz
Title:	Chief Legal Officer and General Counsel

Date: July 15, 2013

PROLOGIS, L.P.

By: Prologis, Inc., its General Partner

By:	/s/ Edward S. Nekritz
Name:	Edward S. Nekritz
Title:	Chief Legal Officer and General Counsel